Exhibit 5.4



                           Opinion of Joel Pensley

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                                  Joel Pensley
                                 Attorney at Law
                           276 Fifth Avenue Suite 715
                            New York, New York 10001
                                  212-725-7110
                               Fax: 212-725-7527


                                         December 24, 1997

American Bio Medica Corporation
102 Simons Road
Ancramdale, New York 12503


                     Re: Registration Statement on Form SB-2

Gentlemen:

     I refer to the registration statement on Form SB-2 (the "Registration Statement") of American Bio Medica Corporation, a New York corporation (the "Company"), to be delivered for electronic filing to the Securities and Exchange Commission by mail, relating to 301,429 common shares, $.01 par value each ("Common Shares") underlying Series "B" and "C" convertible preferred shares (the "Preferred Shares") (subject to adjustment). I have reviewed such documents and records as I have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that:

(i)  The  Company  has  been  duly   incorporated  and  is  a  validly  existing
     corporation in good standing under the laws of the State of New York.

(ii) The Common Shares to be issued upon conversion of the Preferred Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable;



                                   Very truly yours,

                                   /s/Joel Pensley
                                   ---------------
                                     Joel Pensley



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